UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2025
 __________________
Chesapeake Utilities Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-11590	51-0064146
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
500 Energy Lane, Dover, Delaware 19901
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: 302.734.6799
Not Applicable
Former name or former address, if changed since last report.
 _________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value per share $0.4867	CPK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2025, the Board of Directors (the "Board") of Chesapeake Utilities Corporation (the "Company") increased the size of the Board from seven to eight directors and appointed Elisabeth A. Eden to fill the resulting vacancy on the Board as a Class II director, effective September 15, 2025. It is expected that Ms. Eden will stand for election at the Company’s 2026 Annual Meeting of Stockholders. The Board has determined that Ms. Eden qualifies as an independent director under the New York Stock Exchange listing standards and the applicable requirements of the Securities and Exchange Commission (“SEC”), including the additional independence requirements for members of the Audit Committee. Ms. Eden was also appointed to serve as a member of the Audit Committee and the Board has determined that Ms. Eden qualifies as an “audit committee financial expert” as defined by the SEC based on her experience and knowledge.

Ms. Eden received the standard non-employee director compensation for serving on the Board, representing the pro-rata portions of the annual non-employee cash retainer of $90,000 and annual non-employee equity retainer valued at $120,000, as well as the pro-rata portion of the annual cash retainer for service as an Audit Committee member of $8,500, for the September 2025 through May 2026 term. The number of shares comprising the equity retainer has been determined based upon the closing sale price of the Company’s common stock on September 12, 2025, and issued to Ms. Eden effective September 15, 2025 upon commencement of her service. The shares were issued under the 2023 Stock and Incentive Compensation Plan ("SICP") and are fully vested as of the date of the issuance. The terms of the SICP are fully described in the Company’s Proxy Statement dated March 21, 2023 in connection with the Company’s 2023 Annual Meeting of Stockholders, filed with the SEC on March 21, 2023. Ms. Eden will also be reimbursed for normal business expenses incurred in connection with attending meetings and performing other Board-related services.

There are no arrangements or understandings between Ms. Eden and any other person pursuant to which Ms. Eden was appointed as one of the Company’s directors. There are no transactions between Ms. Eden, on the one hand, and the Company on the other, that would be required to be reported under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

A copy of the Company’s press release regarding the appointment of Ms. Eden, which was issued on September 16, 2025, is attached as Exhibit 99.1 and includes biographical information for Ms. Eden.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release of Chesapeake Utilities Corporation, dated September 16, 2025.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

Date: September 16, 2025	/s/ Beth W. Cooper
Beth W. Cooper
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Corporate Secretary